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                                                                      EXHIBIT 15



June 26, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We are aware that our report dated April 16, 2003, on our review of interim financial information of Ford Motor Credit Company and Subsidiaries for the periods ending March 31, 2003 and 2002, included in the Ford Motor Credit Company Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, is incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,



/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan